                                 EXHIBIT 99.1

                             DISTRIBUTION REPORT
                                     FOR
                       PREFERREDPLUS TRUST SERIES NAI-1

                              DISTRIBUTION DATE
                               DECEMBER 1 2003
                           CUSIP NUMBER 740-434-501

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the News America, Inc. Debentures (the "Underlying Securities"):

                                    Interest:                $1,146,290.00
                                    Principal:                        0.00
                                    Premium:                          0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                                    Paid by the Trust:       $        0.00
                                    Paid by the Depositor:   $    1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                           Class A:
                                    Interest:                $1,146.279.75
                                    Principal:               $        0.00

                                    Unpaid Interest Accrued: $        0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                                    Principal Amount:        $ 29,020,000
                                    Interest Rate:                   7.90%
                                    Rating:
                                          Moody's Investor Service          Baa3
                                          Standard & Poor's Rating Service  BBB-

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                           Class A: ($25 Stated Amount)
                           Principal Balance:                $ 28,479,000